UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 6, 2007 (July 2, 2007)
Date of Report (Date of earliest event reported)

AFTERSOFT GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-27083	84-1108035
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

Savannah House, 11-12 Charles II Street
London, UK SW1Y 4QU
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 011 44 207 451 2468

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Private Placement

On July 2, 2007, Aftersoft Group, Inc. (the “Company”) consummated a private placement of $2,500,000, or 5,208,333 Units consisting of  (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a six-year warrant to purchase a total of 5,208,333 shares of the Company’s Common Stock at an exercise price of $1.00 per share (the “Warrant,” and the shares issuable upon exercise of the Warrant referred to herein as the “Warrant Shares”).  W. Quillen Securities (the “Placement Agent”) served as placement agent for the transaction.

In connection with the transaction, the Placement Agent received a cash payment of its commission of $200,000, and a Warrant to purchase 260,417 shares of the Company’s Common Stock (equal to 5% of the amount of Units sold in the offering) on the same terms as the Warrants in the transaction.

This transaction is the first closing in an offering of up to $10,000,000 of the Units that will continue through August 31, 2007.

The Company plans to use the net proceeds from the offering for general corporate purposes and to cover certain obligations.

The offering of the Units was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D.

A copy of the form of Securities Purchase Agreement entered into by the Company and each investor is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of Warrant received by each investor is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Registration Rights

The Company also granted the investors certain registration rights with respect to the shares of Common Stock comprising the Units, including the Warrant Shares. Pursuant to a Registration Rights Agreement (the “Registration Rights Agreement”) between the Company and each investor, the Company is obligated to prepare and file a registration statement with the Securities and Exchange Commission no later than 30 days after the date that is six (6) months following the later of: (i) the closing of this transaction, or (ii) the date that the registration statement on Form SB-2 filed by the Company (File No. 333-140758) is declared effective by the SEC. The Company is also obligated to use its best efforts to cause the registration statement to become effective within 120 days after it has been filed.

Under certain circumstances, including in the event of failure by the Company to file the registration statement or have it declared effective within the time frames set forth in the Registration Rights Agreement, the Company will be obligated to pay certain liquidated damages to the investors.

A copy of the form of Registration Rights Agreement is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

The foregoing summary of the transactions described above and the securities issued by the Company in connection therewith is qualified in its entirety by reference to the definitive transaction documents, copies of which are attached as exhibits to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

On July 2, 2007, Aftersoft Group, Inc. (the “Company”) consummated a private placement of $2,500,000, or 5,208,333 Units consisting of  (i) one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), and (ii) a six-year warrant to purchase a total of 5,208,333 shares of the Company’s Common Stock at an exercise price of $1.00 per share (the “Warrant,” and the shares issuable upon exercise of the Warrant referred to herein as the “Warrant Shares”).  W. Quillen Securities (the “Placement Agent”) served as placement agent for the transaction.

This transaction is the first closing in an offering of up to $10,000,000 of the Units that will continue through August 31, 2007. The Company plans to use the net proceeds from the offering for general corporate purposes and to cover certain obligations.

The offering of the Units was not registered under the Securities Act of 1933, as amended (the “Securities Act”), but was made in reliance upon the exemptions from registration requirements of the Securities Act set forth in Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder, insofar as such securities were issued only to “accredited investors” within the meaning of Rule 501 of Regulation D.

A copy of the form of Securities Purchase Agreement entered into by the Company and each investor is attached hereto as Exhibit 10.1 and is incorporated herein by reference. A copy of the form of Warrant received by each investor is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A more detailed description of the transaction may be found under Item 1.01. Entry Into A Material Definitive Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Form of Securities Purchase Agreement.
10.2	Form of Common Stock Purchase Warrant.
10.3	Form of Registration Rights Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: July 6, 2007		AFTERSOFT GROUP, INC.
	By:	/s/ Ian Warwick Name: Ian Warwick Title: Chief Executive Officer

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
10.1	Form of Securities Purchase Agreement.
10.2	Form of Common Stock Purchase Warrant.
10.3	Form of Registration Rights Agreement.